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                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549



                                    FORM 8-K

                                 CURRENT REPORT



     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934



Date of Report (Date of earliest event reported): November 8, 1999
                                                  ----------------



                                  RAILTEX, INC.
                                  -------------
             (Exact name of registrant as specified in its charter)



             Texas                   34-022552          74-1948121
             -----                   ---------          ----------
(State or other jurisdiction     (Commission File     (IRS Employer
       of incorporation)              Number)       Identification No.)



4040 Broadway, Suite 200, San Antonio, TX         78209
-----------------------------------------         -----
(Address of principal executive offices)        Zip Code




    Registrant's telephone number, including area code: (210) 841-7600


                                      N/A
--------------------------------------------------------------------------------
(Former name or former address, if changed since last report.)



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Item 5.       Other Events
              ------------

(a) On October 14, 1999, RailTex, Inc. (the "Company"), RailAmerica, Inc. ("RailAmerica") and Cotton Acquisition Corp.("Merger Sub"), a wholly owned subsidiary of RailAmerica, entered into an Agreement and Plan of Merger (the "Merger Agreement") providing for the merger of Merger Sub with and into RailTex (the "Merger").

          Pursuant to the Merger Agreement, the grant of an approval by the Surface Transportation Board of the Department of Transportation (the "STB") or an exemption from such approval is a condition to each party's obligation to consummate the Merger. On November 8, 1999, the Company and RailAmerica filed before the STB a Petition for Exemption seeking an exemption from the STB approval and authorization requirements and an expedited procedural schedule (the "STB Petition"). The foregoing description of the STB Petition is qualified in its entirety by reference to the Petition for Exemption, dated November 8, 1999, filed before the Surface Transportation Board, Finance Docket No. 33813, a copy of which is attached hereto as Exhibit 99.1 and incorporated herein by reference.

Item 7.  Financial Statements and Exhibits
         ---------------------------------

(a)  Financial Statements of business acquired:  None

(b)  Pro Forma Financial Information:            None

(c)  Exhibits:

     99.1 Petition for Exemption, dated November 8, 1999, filed before the Surface Transportation Board, Finance Docket No. 33813, by RailAmerica, Inc. and RailTex, Inc.



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                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



                                    RAILTEX, INC.


Dated: November 10, 1999            By: /s/ Joseph P. Jahnke
                                        ------------------------------
                                    Name:   Joseph P. Jahnke
                                    Title:  Senior Vice President - Finance
                                            and Chief Financial Officer


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                                  EXHIBIT INDEX


Exhibit No.       Description
-----------       -----------

99.1 Petition for Exemption, dated November 8, 1999, filed before the Surface Transportation Board, Finance Docket No. 33813, by RailAmerica, Inc. and RailTex, Inc.



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